SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (date of earliest event reported)

August 3, 2004

Boots & Coots
International Well Control, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-13817

Delaware	11-2908692
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

11615 N. Houston Rosslyn	77086
Houston, Texas	(Zip Code)
(Address of Principal Executive Offices)

281-931-8884
(Registrant’s telephone number, including area code)

INFORMATION TO BE INCLUDED IN REPORT

Item 12. Disclosure of Results of Operations and Financial Condition,

On August 3, 2004 the registrant issued a press release entitled "Boots & Coots reports positive operating results for the quarter ended June 30, 2004."

The following information is being furnished pursuant to Item 12 "Disclosure of Results of Operations and Financial Condition."

The Company's press release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The text of the press release is as follows:

BOOTS & COOTS REPORTS POSITIVE OPERATING RESULTS FOR THE QUARTER ENDED JUNE 30, 2004

HOUSTON (August 3, 2004) — Boots & Coots International Well Control, Inc. (Amex: WEL), a global prevention, emergency response and restoration company for the oil and gas industry, reported today that revenues for the second quarter ended June 30, 2004 were $6.9 million compared to revenues of $8.0 million for the second quarter of 2003. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $1.4 million in the current quarter compared to $2.9 million in the same quarter for the prior year. Net income for the current quarter was $0.5 million versus a net income of $1.9 million for the prior year quarter. Net income attributable to common stockholders was $0.3 million for the current quarter compared to a net income attributable to common stockholders of $1.6 million in the prior year quarter.

For the six months ended June 30, 2004, revenues were $11.3 million compared to revenues of $19.0 million for the six-month period a year ago. The prior period includes $12.1 million in revenues earned from work in Iraq (including a first quarter equipment sale of $6.6 million). In the current six-month period EBITDA was $2.0 million (prior period $7.1 million) and income from continuing operations was $0.5 million (prior period $5.2 million). After deducting preferred stock dividends, net income attributable to common stockholders was $0.2 million for the six months ended June 30, 2004, versus $4.2 million for the 2003 six-month period. Basic earnings per share were $0.01 as compared to $0.24 for the six-month comparable period. Diluted earnings per share were $0.01 as compared to $0.20 for the six-month comparable period.

"We experienced a solid quarter in our response segment. Our reputation as the premier response company in the industry continues to support our strong market share in this segment." said Jerry Winchester, President and Chief Executive Officer. "Led by non-event related work in our Venezuelan operation, revenue in our prevention segment remained steady. We continue to believe prevention activity, which is the platform of our business model, will increase over the second half of the year."

Operational highlights include:

•	Prevention revenues were $2.2 million for the second quarter compared to $2.1 million for the prior quarter and $2.2 million for the second quarter of 2003.
•	Response revenues were $4.7 million for the second quarter, up from $2.4 million in the quarter ended March 31, 2004. Response revenues were $5.9 million for the second quarter of 2003.
•	At June 30, 2004, the Company reported working capital of $7.9 million and total debt of $11.7 million. Net cash provided by operating activities was $3.0 million in the quarter.

About Boots & Coots

Boots & Coots International Well Control, Inc., Houston, Texas, provides a suite of integrated oilfield services centered on the prevention, emergency response and restoration of blowouts and well fires around the world. Boots & Coots' proprietary risk management program, WELLSURE®, combines traditional well control insurance with post-event response as well as preventative services, giving oil and gas operators and insurance underwriters a medium for effective management of well control insurance policies. The Company’s SafeGuard program, developed for regional producers and operators sponsored by Boots & Coots, provides dedicated emergency response services, risk assessment and contingency planning, and continuous training and education in all aspects of critical well management. For more information, visit the Company's web site at www.bncg.com.

Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Boots & Coots cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward-looking statements are found in Boots & Coots' SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov.

(Tables to follow)

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
SUMMARY OF OPERATING RESULTS

Three and Six Months Ended June 30, 2004 and 2003
(UNAUDITED)
(in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Revenue	$6,936	$8,026	$11,347	$18,957
Earnings Before Interest, Taxes,
Depreciation and Amortization	$1,400	$2,860	$1,980	$7,132

Income From Continuing Operations	$485	$1,854	$493	$5,152
Income (Loss) From Discontinued
Operations, net of tax	($2)	--	($2)	$15
Net Income	$483	$1,854	$491	$5,167
Preferred Dividend Requirements and
Accretion	$194	$265	$316	$997
Net Income Attributable to
Common Stockholders	$289	$1,589	$175	$4,170
Basic Earnings Income Per Common Share:
- Continuing Operations	$0.01	$0.08	$0.01	$0.24
- Discontinued Operations	0.00	0.00	0.00	0.00
- Net Income	0.01	0.08	0.01	0.24
Diluted Earnings Income Per Common Share:
- Continuing Operations	$0.01	$0.06	$0.01	$0.20
- Discontinued Operations	0.00	0.00	0.00	0.00
- Net Income	0.01	0.06	0.01	0.20
Weighted Average Common Shares Outstanding
- Basic	27,360	20,682	27,330	17,031
- Diluted	27,878	24,627	27,880	21,387

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
UNAUDITED RECONCILIATION BETWEEN CONSOLIDATED STATEMENT OF
OPERATIONS AND EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

Three and Six Months Ended June 30, 2004 and 2003
(UNAUDITED)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Net Income	$483	$1,854	$491	$5,167

(Income) Loss from Discontinued Operations,
Net of Income Taxes	$2	--	$2	($15)

Income Tax Expense	$286	$271	$609	$575

Interest Expense and Other	$377	$481	$377	$906

Depreciation and Amortization	$252	$254	$501	$499

Earnings Before Interest, Taxes, Depreciation
and Amortization	$1,400	$2,860	$1,980	$7,132

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)
(in thousands)

	June 30,	December 31,
	2004	2003

Current Assets	$12,927	$16,323

Current Liabilities	$5,038	$6,948

Total Working Capital	$7,889	$9,375

Total Assets	$15,992	$19,726

Long Term Debt and Notes Payable	$10,525	$12,398

Total Liabilities	$15,563	$19,346

Total Shareholders’ Equity	$429	$380

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

By: /s/ JERRY WINCHESTER
Jerry Winchester
Chief Executive Officer

By: /s/ KEVIN JOHNSON
Kevin Johnson
Principal Accounting Officer

Date: August 16, 2004